SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 22, 2007

METRO ONE TELECOMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Oregon	0-27024	93-0995165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11220 Murray Scholls Place

Beaverton, Oregon  97007

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (503) 643-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

See description under Item 5.02 below.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 22, 2007, Mr. Duane Fromhart, senior vice president and chief financial officer, submitted his resignation as an employee of Metro One Telecommunications Inc. (the “Company”). Mr. Fromhart is leaving the Company to pursue other business interests and his resignation is effective April 30, 2007. The Company is considering internal candidates for a replacement.

On March 27, 2007, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Fromhart. Under the Consulting Agreement Mr. Fromhart will provide consulting services to the Company for a period of ninety (90) days for a base fee of $1,875 per week plus payment of additional hourly-based fees for additional services performed. Either party may terminate the Consulting Agreement on fifteen (15) days notice. The foregoing description is subject to, and qualified in its entirety by, the Consulting Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

10.1	Consulting Agreement between Duane Fromhart and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2007	METRO ONE TELECOMMUNICATIONS, INC.

By:	/s/ Gary Henry
Gary Henry
Chief Executive Officer